Exhibit 99.1
FOR IMMEDIATE RELEASE
Lam Research Corporation Contacts:
Satya Kumar, Investor Relations, phone: 510-572-1615, e-mail: investor.relations@lamresearch.com
Lam Research Corporation Reports Financial Results for the Quarter Ended December 24, 2017
FREMONT, Calif., January 24, 2018 - Lam Research Corp. (Nasdaq: LRCX) today announced financial results for the quarter ended December 24, 2017 (the “December 2017 quarter”).
Highlights for the December 2017 quarter were as follows:

•	Shipments of $2.63 billion and revenue of $2.58 billion.

•	U.S. GAAP gross margin of 46.7%, U.S. GAAP operating margin of 28.6%, and U.S. GAAP diluted EPS of $(0.06).

•	Non-GAAP gross margin of 47.6%, non-GAAP operating margin of 30.2%, and non-GAAP diluted EPS of $4.34.
Key Financial Data for the Quarters Ended
December 24, 2017 and September 24, 2017
(in thousands, except per-share data, percentages, and basis points)

U.S. GAAP
	December 2017	September 2017	Change Q/Q
Shipments	$2,631,723	$2,381,565	11%
Revenue	$2,580,815	$2,478,140	+ 4%
Gross margin as percentage of revenue	46.7%	46.4%	+ 30 bps
Operating margin as percentage of revenue	28.6%	28.0%	+ 60 bps
Diluted EPS	$(0.06)	$3.21	- 102%

Non-GAAP
	December 2017	September 2017	Change Q/Q
Shipments	$2,631,723	$2,381,565	11%
Revenue	$2,580,815	$2,478,140	+ 4%
Gross margin as percentage of revenue	47.6%	47.2%	+ 40 bps
Operating margin as percentage of revenue	30.2%	29.6%	+ 60 bps
Diluted EPS	$4.34	$3.46	+ 25%
U.S. GAAP Financial Results
For the December 2017 quarter, revenue was $2,581 million, gross margin was $1,206 million, or 46.7% of revenue, operating expenses were $468 million, operating margin was 28.6% of revenue, and net loss was $(10) million, or $(0.06) per diluted share on a U.S. GAAP basis. This compares to revenue of $2,478 million, gross margin of $1,149 million, or 46.4% of revenue, operating expenses of $456 million, operating margin of 28.0% of revenue, and net income of $591 million, or $3.21 per diluted share, for the quarter ended September 24, 2017 (the “September 2017 quarter”). The December 2017 results were negatively impacted by a one-time provisional charge of $757 million associated with the recently enacted U.S. tax reform, which the Company will continue to evaluate during the measurement period.
Non-GAAP Financial Results
For the December 2017 quarter, non-GAAP gross margin was $1,228 million or 47.6% of revenue, non-GAAP operating expenses were $449 million, non-GAAP operating margin was 30.2% of revenue, and non-GAAP net income was $788 million, or $4.34 per diluted share. This compares to non-GAAP gross margin of $1,171 million or 47.2% of revenue, non-GAAP operating expenses of $438 million, non-GAAP operating margin of 29.6% of revenue, and non-GAAP net income of $628 million, or $3.46 per diluted share for the September 2017 quarter.
“Lam delivered another record quarter to conclude an extraordinary calendar year where we reached new milestones including nearly ten billion dollars in shipments and over thirteen dollars in non-GAAP earnings per share,” said Martin Anstice, Lam Research’s Chief Executive Officer. “Semiconductor innovation is contributing increased value in a data-driven economy and we believe that trend is quite fundamental, exciting and sustainable: in 2018 we expect record levels of customer equipment spending and another year of outperformance opportunity for the company.”

Balance Sheet and Cash Flow Results
Cash and cash equivalents, short-term investments, and restricted cash and investments balances decreased to $6.0 billion at the end of the December 2017 quarter compared to $6.4 billion at the end of the September 2017 quarter. Cash flow from operating activities during the December 2017 quarter total $29 million. Uses of cash during the quarter included: approximately $1,111 million of share repurchases, including net share settlement on employee stock-based compensation; approximately $206 million of purchases of available-for-sale securities, approximately $85 million of capital expenditures, and approximately $73 million of dividends paid to stockholders; partially offset by approximately $799 million of net proceeds on short-term borrowings.

Deferred revenue at the end of the December 2017 quarter increased to $1.1 billion as compared to $938 million at the end of the September 2017 quarter. Deferred profit at the end of the December 2017 quarter increased to $749 million as compared to $598 million at the end of the September 2017 quarter. Lam’s deferred revenue balance does not include shipments to Japanese customers, to whom title does not transfer until customer acceptance. Shipments to Japanese customers are classified as inventory at cost until the time of acceptance. The estimated future revenue from shipments to Japanese customers was approximately $289 million as of December 24, 2017 and $344 million as of September 24, 2017.
Geographic Distribution
The geographic distribution of shipments and revenue during the December 2017 quarter is shown in the following table:

Region	Shipments	Revenue
Korea	32%	30%
Taiwan	15%	15%
Japan	14%	16%
China	14%	11%
United States	10%	11%
Southeast Asia	10%	11%
Europe	5%	6%
Outlook
For the March 2018 quarter, Lam is providing the following guidance:

	U.S. GAAP			Reconciling Items		Non-GAAP
Shipments	$3.175 Billion	+/-	$125 Million	—		$3.175 Billion	+/-	$125 Million
Revenue	$2.850 Billion	+/-	$125 Million	—		$2.850 Billion	+/-	$125 Million
Gross margin	45.2%	+/-	1%	$22	Million	46.0%	+/-	1%
Operating margin	27.6%	+/-	1%	$39	Million	29.0%	+/-	1%
Net income per diluted share	$4.10	+/-	$0.15	$37	Million	$4.35	+/-	$0.15
Diluted share count	183 Million			2	Million	181 Million
The information provided above is only an estimate of what the Company believes is realizable as of the date of this release, and does not incorporate the potential impact of any business combinations, asset acquisitions, divestitures, balance sheet valuation adjustments, financing arrangements, other investments, measurement period adjustments associated with U.S. tax reform, or other significant transactions that may be completed after the date of this release. U.S. GAAP to non-GAAP reconciling items provided include only those items that are known and can be estimated as of the date of this release. Actual results will vary from this model and the variations may be material. Reconciling items included above are as follows:

•	Gross margin - amortization related to intangible assets acquired through business combinations, $22 million.

•	Operating margin - amortization related to intangible assets acquired through business combinations, $39 million.

•
Earnings per share - amortization related to intangible assets acquired though business combinations, $39 million; amortization of note discounts, $3 million; and associated tax benefit for non-GAAP items ($5 million); totaling $37 million.

•	Diluted share count - impact of a note hedge issued contemporaneously with the convertible notes due 2018, 2 million shares.

Use of Non-GAAP Financial Results
In addition to U.S. GAAP results, this press release also contains non-GAAP financial results. The Company’s non-GAAP results for both the December 2017 and September 2017 quarters exclude amortization related to intangible assets acquired through business combinations, costs associated with business process reengineering, acquisition and integration costs associated with a business combination, the amortization of note discounts, and tax benefit of non-GAAP items. Additionally, the December 2017 quarter results exclude estimated income tax expense associated with U.S. tax reform and the September 2017 quarter non-GAAP results exclude income tax benefit on the conclusion of tax matters related to a prior business combination.
Management uses non-GAAP gross margin, operating expense, operating income, operating margin, net income, and net income per diluted share to evaluate the Company’s operating and financial results. The Company believes the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view the Company’s results from management’s perspective. Tables presenting reconciliations of non-GAAP results to U.S. GAAP results are included at the end of this press release and on the Company’s website at http://investor.lamresearch.com .
Caution Regarding Forward-Looking Statements
Statements made in this press release that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, but are not limited to; the estimated future revenue from shipments to Japanese customers; our revenue, industry, performance and general outlooks, and their drivers; our future strategic relevance to customers; our vision of the Company's future; technology demand trends; the legal and business factors that may affect our future tax rate; and our guidance for shipments, revenue, gross margin, operating margin, net income or earnings per diluted share, provisional tax estimate, and diluted share count. Some factors that may affect these forward-looking statements include: business conditions in the consumer electronics industry, the semiconductor industry and the overall economy may deteriorate or change; and the actions of our customers and competitors may be inconsistent with our expectations, as well as the other risks and uncertainties that are described in the documents filed or furnished by us with the Securities and Exchange Commission, including specifically the Risk Factors described in our annual report on Form 10-K for the fiscal year ended June 25, 2017 and our quarterly report on Form 10-Q for the fiscal quarter ended September 24, 2017. These uncertainties and changes could materially affect the forward looking statements and cause actual results to vary from expectations in a material way. The Company undertakes no obligation to update the information or statements made in this release.
About Lam Research
Lam Research Corp. is a global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. As a trusted, collaborative partner to the world’s leading semiconductor companies, we combine superior systems engineering capability, technology leadership, and unwavering commitment to customer success to accelerate innovation through enhanced device performance. In fact, today, nearly every advanced chip is built with Lam technology. Lam Research (Nasdaq: LRCX) is a FORTUNE 500® company headquartered in Fremont, Calif., with operations around the globe. Learn more at www.lamresearch.com. (LRCX-F)

Consolidated Financial Tables Follow.
 ###

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended			Six Months Ended
	December 24, 2017	September 24, 2017	December 25, 2016	December 24, 2017	December 25, 2016
Revenue	$2,580,815	$2,478,140	$1,882,299	$5,058,955	$3,514,718
Cost of goods sold	1,375,248	1,328,797	1,035,502	2,704,045	1,951,724
Gross margin	1,205,567	1,149,343	846,797	2,354,910	1,562,994
Gross margin as a percent of revenue	46.7%	46.4%	45.0%	46.5%	44.5%
Research and development	281,311	275,078	246,804	556,389	482,044
Selling, general and administrative	186,885	181,043	160,165	367,928	325,175
Total operating expenses	468,196	456,121	406,969	924,317	807,219
Operating income	737,371	693,222	439,828	1,430,593	755,775
Operating income as a percent of revenue	28.6%	28.0%	23.4%	28.3%	21.5%
Other expense, net	(3,152)	(5,502)	(55,023)	(8,654)	(78,177)
Income before income taxes	734,219	687,720	384,805	1,421,939	677,598
Income tax expense	(744,174)	(97,030)	(52,014)	(841,204)	(80,972)
Net (loss) income	$(9,955)	$590,690	$332,791	$580,735	$596,626
Net (loss) income per share:
Basic	$(0.06)	$3.64	$2.05	$3.59	$3.69
Diluted	$(0.06)	$3.21	$1.81	$3.16	$3.28
Number of shares used in per share calculations:
Basic	161,135	162,141	162,659	161,638	161,633
Diluted	161,135	183,880	183,543	183,958	181,780
Cash dividend declared per common share	$0.50	$0.45	$0.45	$0.95	$0.75

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 24, 2017	September 24, 2017	June 25, 2017
	(unaudited)	(unaudited)	(1)
ASSETS
Cash and cash equivalents	$1,745,173	$2,406,462	$2,377,534
Investments	3,954,526	3,775,925	3,663,628
Accounts receivable, net	2,279,044	1,530,762	1,673,398
Inventories	1,507,435	1,328,297	1,232,916
Other current assets	179,944	187,334	195,022
Total current assets	9,666,122	9,228,780	9,142,498
Property and equipment, net	807,340	745,600	685,595
Restricted cash and investments	255,984	256,045	256,205
Goodwill and intangible assets	1,866,159	1,904,389	1,796,668
Other assets	316,660	263,812	241,799
Total assets	$12,912,265	$12,398,626	$12,122,765
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of debt and capital leases	$1,401,660	$639,907	$908,439
Other current liabilities	2,510,035	2,148,724	2,041,676
Total current liabilities	3,911,695	2,788,631	2,950,115
Long-term debt and capital leases	1,789,958	1,793,477	1,784,974
Income taxes payable	818,880	129,611	120,178
Other long-term liabilities	118,177	278,733	280,186
Total liabilities	6,638,710	4,990,452	5,135,453
Temporary equity, convertible notes	130,424	136,996	169,861
Stockholders’ equity (2)	6,143,131	7,271,178	6,817,451
Total liabilities and stockholders’ equity	$12,912,265	$12,398,626	$12,122,765

(1)	Derived from audited financial statements.
(2)	Common shares issued and outstanding were 159,451 as of December 24, 2017, 162,144 as of September 24, 2017, and 161,723 as of June 25, 2017.

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended			Six Months Ended
	December 24, 2017	September 24, 2017	December 25, 2016	December 24, 2017	December 25, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(9,955)	$590,690	$332,791	$580,735	$596,626
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	79,898	79,142	77,065	159,040	151,627
Deferred income taxes	(271,478)	43,204	34,615	(228,274)	42,248
Equity-based compensation expense	42,124	41,783	32,255	83,907	70,850
Loss on extinguishment of debt	—	—	36,325	—	36,325
Amortization of note discounts and issuance costs	4,539	4,588	6,202	9,127	13,032
Other, net	(1,108)	6,569	(1,292)	5,461	15,515
Changes in operating assets and liabilities	184,684	92,330	(113,863)	277,014	(48,901)
Net cash provided by operating activities	28,704	858,306	404,098	887,010	877,322
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures and intangible assets	(84,693)	(60,064)	(36,513)	(144,757)	(78,492)
Business acquisitions, net of cash acquired	(84)	(115,613)	—	(115,697)	—
Net purchase of available-for-sale securities	(205,701)	(117,774)	(1,990,928)	(323,475)	(1,559,178)
Transfers of restricted cash and investments	61	160	465	221	(4,754)
Other, net	(4,396)	(10,600)	(241)	(14,996)	(8,041)
Net cash used for investing activities	(294,813)	(303,891)	(2,027,217)	(598,704)	(1,650,465)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt and capital lease obligations and payments for debt issuance costs	(47,522)	(301,727)	(1,616,270)	(349,249)	(1,616,641)
Net proceeds from commercial paper	798,947	—	—	798,947	—
Proceeds from borrowings on revolving credit facility	750,000	—	—	750,000	—
Repayments of borrowings on revolving credit facility	(750,000)	—	—	(750,000)	—
Treasury stock purchases	(1,111,450)	(155,385)	(67,668)	(1,266,835)	(69,522)
Dividends paid	(73,127)	(72,738)	(48,397)	(145,865)	(96,449)
Reissuance of treasury stock related to employee stock purchase plan	34,057	—	—	34,057	19,320
Proceeds from issuance of common stock	3,073	1,042	3,121	4,115	4,580
Other, net	—	4	(44)	4	(54)
Net cash used for financing activities	(396,022)	(528,804)	(1,729,258)	(924,826)	(1,758,766)
Effect of exchange rate changes on cash and cash equivalents	842	3,317	(5,364)	4,159	(3,453)
Net (decrease) increase in cash and cash equivalents	(661,289)	28,928	(3,357,741)	(632,361)	(2,535,362)
Cash and cash equivalents at beginning of period	2,406,462	2,377,534	5,861,701	2,377,534	5,039,322
Cash and cash equivalents at end of period	$1,745,173	$2,406,462	$2,503,960	$1,745,173	$2,503,960

Non-GAAP Financial Summary
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended
	December 24, 2017	September 24, 2017
Revenue	$2,580,815	$2,478,140
Gross margin	$1,227,961	$1,170,905
Gross margin as percentage of revenue	47.6%	47.2%
Operating expenses	$448,667	$438,056
Operating income	$779,294	$732,849
Operating margin as a percentage of revenue	30.2%	29.6%
Net income	$787,863	$627,754
Net income per diluted share	$4.34	$3.46
Shares used in per share calculation - diluted	181,655	181,412
Reconciliation of U.S. GAAP Net (Loss) Income to Non-GAAP Net Income and U.S. GAAP number of dilutive shares to Non-GAAP number of dilutive shares
(in thousands, except per share data)
(unaudited)

	Three Months Ended				Twelve Months Ended
	December 24, 2017	September 24, 2017	June 25, 2017	March 26, 2017	December 24, 2017
U.S. GAAP net (loss) income	$(9,955)	$590,690	$526,424	$574,713	$1,681,872
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through certain business combinations - cost of goods sold	22,394	21,562	21,250	21,250	86,456
Amortization related to intangible assets acquired through certain business combinations - selling, general and administrative	17,074	16,413	16,083	16,083	65,653
Costs associated with business process reengineering - selling, general and administrative	1,362	716	4,813	2,674	9,565
Business combination acquisition and integration related costs - selling, general and administrative	1,093	936	—	—	2,029
Amortization of note discounts - other expense, net	3,410	4,104	5,631	5,654	18,799
Net income tax benefit on non-GAAP items	(4,404)	(6,114)	(5,697)	(6,418)	(22,633)
Income tax expense associated with U.S. tax reform	756,889	—	—	—	756,889
Income tax benefit on conclusion of certain tax matters	—	(553)	(2,986)	(106,205)	(109,744)
Non-GAAP net income	$787,863	$627,754	$565,518	$507,751	$2,488,886
Non-GAAP net income per diluted share	$4.34	$3.46	$3.11	$2.80	$13.70
GAAP net (loss) income per diluted share	$(0.06)	$3.21	$2.82	$3.10	$9.10
U.S. GAAP number of shares used for per diluted share calculation	161,135	183,880	186,427	185,094	184,859
Effect of potentially dilutive securities:
Employee stock plans	2,757	—	—	—	—
Convertible notes	15,423	—	—	—	—
Warrants	4,721	—	—	—	—
Effect of convertible note hedge	(2,381)	(2,468)	(4,334)	(3,555)	(3,184)
Non-GAAP number of shares used for per diluted share calculation	181,655	181,412	182,093	181,539	181,675

Reconciliation of U.S. GAAP Gross Margin, Operating Expenses and Operating Income to Non-GAAP Gross Margin, Operating Expenses and Operating Income
(in thousands, except percentages)
(unaudited)

	Three Months Ended
	December 24, 2017	September 24, 2017
U.S. GAAP gross margin	$1,205,567	$1,149,343
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through certain business combinations	22,394	21,562
Non-GAAP gross margin	$1,227,961	$1,170,905
U.S. GAAP gross margin as a percentage of revenue	46.7%	46.4%
Non-GAAP gross margin as a percentage of revenue	47.6%	47.2%
U.S. GAAP operating expenses	$468,196	$456,121
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through certain business combinations	(17,074)	(16,413)
Costs associated with business process reengineering	(1,362)	(716)
Business combination acquisition and integration related costs	(1,093)	(936)
Non-GAAP operating expenses	$448,667	$438,056
Non-GAAP operating income	$779,294	$732,849
U.S. GAAP operating margin as percent of revenue	28.6%	28.0%
Non-GAAP operating margin as a percent of revenue	30.2%	29.6%